TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN



                 As Amended and Restated Effective May 25, 2004




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                 TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

                                Table of Contents
                                -----------------
                                                                          Page
                                                                          ----
Section 1.   PURPOSE........................................................1

Section 2.   TERM OF THE PLAN...............................................1

Section 3.   ELIGIBLE EMPLOYEES.............................................1

Section 4.   PARTICIPATION..................................................1

Section 5.   HOLDING PERIOD.................................................4

Section 6.   COMPANY CONTRIBUTIONS/DISCOUNTS................................4

Section 7.   PARTICIPANTS' ACCOUNTS.........................................4

Section 8.   PURCHASE OF THE COMPANY'S COMMON STOCK.........................5

Section 9.   DIVIDENDS......................................................7

Section 10.   CHANGES IN SHARES OF THE COMPANY'S COMMON STOCK...............7

Section 11.   EQUAL RIGHTS AND PRIVILEGES...................................8

Section 12.   LIMITATIONS ON TRANSFER.......................................8

Section 13.   ADMINISTRATION OF THE PLAN....................................8

Section 14.   EXPENSES......................................................8

Section 15.   DESIGNATION OF CUSTODIAN......................................9

Section 16.   PURCHASE OF SHARES FOLLOWING TERMINATION OF PARTICIPATION.....9

Section 17.   AMENDMENT OR TERMINATION OF PLAN.............................10

Section 18.   RESPONSIBILITY...............................................11

Section 19.   DEFINITIONS..................................................11

    Account................................................................11
    Administrative Committee...............................................11
    Base Pay...............................................................11
    Board..................................................................11
    Company................................................................11
    Custodian..............................................................12
    Eligible Employee......................................................12
    Outside Director.......................................................12
    Participants...........................................................12
    Plan...................................................................12


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                 TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN



Section 1.  PURPOSE
---------   -------
              The purpose of the Terex Corporation Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees and Outside Directors (the "Participants") of Terex Corporation (the "Company") a means to purchase shares of the common stock of the Company on favorable terms, based upon a determination by the Administrative Committee that ownership by Participants of the Company's common stock will provide them with investment opportunities and increase their interest in the welfare of the Company. Participants may purchase the Company's common stock under the Plan using the payroll-deducted investments method described in Section 4A or the strategic-timed investments method described in Section 4B.

Section 2.  TERM OF THE PLAN
---------   ----------------
              The Plan became effective August 1, 1994. The Plan will terminate on March 10, 2014.

Section 3.  ELIGIBLE EMPLOYEES
----------  ------------------
              All Eligible Employees of the Company, as defined in Section 19, may participate in the Plan. All Outside Directors are also eligible to participate in the Plan.

Section 4.  PARTICIPATION
----------  -------------
              A. Payroll-Deducted Investments.
                  1. Automatic payroll deductions. Subject to the limitations of subsection 2 below, any Eligible Employee may begin to make payroll-deducted investments in the Company's common stock through automatic payroll deductions if he or she enrolls in the Plan and completes a payroll deduction election. Any enrollment or payroll deduction election (or payroll deduction election change) must be completed online through the Custodian's website, or by phone through the Custodian's customer service department.


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                  2. Pay periods to which payroll deduction election, change, or revocation applies. The completion, change or revocation of any payroll deduction election (under subsections 1, 6, or 7, respectively) shall apply to each pay period that begins at least two weeks after the date the election is completed, changed, or revoked but, if it is not administratively possible for the payroll deduction election, change or revocation to apply on that date, the election, change, or revocation shall apply as soon as administratively possible thereafter. A payroll deduction election shall remain in effect until it is either changed or revoked.
                  3. Deduction of whole dollar amounts only. Any payroll deduction election that an Eligible Employee completes, under subsection 1 above, shall specify the whole dollar amount that will be deducted from his or her Base Pay each pay period and deposited into his or her Account under the Plan.
                  4. Minimum dollar amount of payroll deductions per pay period. The minimum dollar amount that an Eligible Employee may contribute, by payroll deduction, to his or her Account under the Plan for each pay period shall be the amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan.
                  5. Maximum dollar amount of Participant contributions per calendar year. The maximum total dollar amount that an Eligible Employee may contribute to his or her Account under the Plan for any calendar year through automatic payroll deductions shall be the amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan.
                  6. Change of payroll deduction election. Any Eligible Employee who has elected, under subsection 1 above, to make payroll deduction contributions to his or her Account under the Plan may change the rate of his or her payroll deduction contributions (subject to the limitations in subsections 2 through 5 above) at any time during the calendar year by completing a new


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payroll deduction election. The change shall remain in effect until it is either further changed (pursuant to this subsection) or revoked, under subsection 7 below.
                  7. Revocation of payroll deduction election. Any Eligible Employee who has elected, under subsection 1 above, to make payroll deduction contributions to his or her Account under the Plan may revoke his or her payroll deduction election at any time during the calendar year (subject to the limitations of subsection 2). Any Eligible Employee who revokes his or her payroll deduction election, under this subsection 7, may enter into a new payroll deduction election at any subsequent time, in accordance with subsections 1 and 2 above.
                  8. Suspension of payroll deductions if Base Pay for any pay period is insufficient. If an Eligible Employee's Base Pay for any pay period to which a payroll deduction election applies is less than his or her payroll deduction amount for that period, the deduction for that period will not be taken, and, if necessary, deduction(s) for any future pay period(s) to which such payroll deduction election would otherwise apply will be suspended until the first pay period for which the Eligible Employee's Base Pay equals or exceeds the payroll deduction amount he or she had elected.
              B. Strategic-Timed Investments. Any Participant may make strategic-timed investments in the Company's common stock under the Plan, either in addition to or in lieu of any payroll-deducted investments he or she makes in such stock under subsection A above. An Eligible Employee or Outside Director may make strategic-timed investments at any time during the calendar year in at least the minimum dollar amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan, by purchasing shares of the Company's common stock through the Custodian designated by the Company. Shares of the Company's common stock that a Participant purchases through strategic-timed investments, pursuant to this subsection B, as well as any such shares that he or she purchases through payroll deduction contributions, under

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subsection A above, shall be credited to his or her Account under the Plan in the manner described in Section 7 below.

Section 5.  HOLDING PERIOD
----------  --------------
                  If any share purchased by a Participant is not held for a period of at least six (6) months before it is sold, the Participant's ability to make payroll deduction contributions under subsection A above will be suspended for a period of three (3) months. No Company contributions or cash discounts described in Section 6 below will be made for such Participant during this three-month suspension period. In addition, the Company will not reimburse any brokerage account fees related to a strategic-timed investment under the Plan by the Participant during this suspension period.

Section 6.  COMPANY CONTRIBUTIONS/DISCOUNTS
----------  -------------------------------
              The Company may, in its sole discretion, make Company contributions or cash discounts to the Accounts of Participants who contribute to their Accounts under Section 4A or 4B above, or it may pay a cash discount directly to such Participants. The Company shall determine, in its sole discretion, the amount of any such Company contribution or discount. Any contribution that the Company makes to the Account of any such Participant shall be credited to his or her Account under Section 7A below and shall be applied to the purchase of shares of the Company's common stock under Section 8 below, and any cash discount shall be paid directly to the Participant.

Section 7.  PARTICIPANTS' ACCOUNTS
----------  ----------------------
              A. Establishment of Account. An Account will be established for each Participant who makes contributions under Section 4A or 4B above. The Participant's Account will be credited with (1) the contributions he or she makes under Section 4A or 4B above, (2) any contributions that the Company makes on his or her behalf under Section 6 above, and (3) the shares of the Company's


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common stock that are purchased with his or her and the Company's contributions under Section 8 below. No interest shall be credited to the contributions that are held in any such Account for the period of time between the date they are credited to the Account and the date they are applied to the purchase of such shares.
              B. Account Statements. Each Participant who makes contributions under the Plan will receive periodic Account statements from the Custodian in such form as may be agreed upon by the Company and the Custodian; provided, however, that the Custodian shall furnish an Account statement to each such Participant no less frequently than semi-annually.

Section 8.  PURCHASE OF THE COMPANY'S COMMON STOCK
---------   --------------------------------------
              A.  Time of purchase.
                  1. Under the Payroll-Deducted Investments Method. Any contribution that a Participant makes to his or her Account under the payroll-deducted investments method for a payroll period dated between the first and fifteenth day of a calendar month, plus any contribution that the Company makes with respect to the Participant's contribution for that period under
Section 6 above, shall be applied to the purchase of shares of the Company's common stock on the business day that is closest to the last day of that month or as soon as administratively possible thereafter. Any Participant contribution (and any accompanying Company contribution) that is made for a payroll period dated between the sixteenth and last day of a calendar month shall be applied to the purchase of shares of Company stock on the business day that is closest to the fifteenth day of the following month or as soon as administratively possible thereafter.
                  2. Strategic-Timed Investments Method. Any strategic-timed investment that a Participant makes shall be applied to the purchase of shares of the Company's common stock in accordance with rules set forth by the Custodian. Company contributions with respect to strategic-timed investments

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shall be made as soon as administratively possible following the Company's receipt from the Participant of proof that the strategic-timed investment was made; provided, however, that the Company contribution will not be made any earlier than the last day of the payroll period which includes the day on which the Company receives proof that the strategic-timed investment was made.
                  B. Purchase Price of the Company's Common Stock. The purchase price that shall be paid, under subsection A above, for each share of the Company's common stock that is purchased under this Plan on behalf of any Participant shall be the price per share actually paid for the shares on the New York Stock Exchange. The Company may also satisfy its obligations under the Plan through the issuance of additional shares of Company common stock.
              C. Stock Credited to Participant's Account. The shares of the Company's common stock that are purchased under subsection A above on behalf of any Participant shall be credited to his or her Account under the Plan as soon as administratively possible after the date the shares have been purchased. As soon as such shares have been credited to the Participant's Account, he or she shall have all of the rights and privileges afforded to any other holder of the Company's common stock.
              D. Issuance of Stock Certificates. A stock certificate will not be issued automatically to a Participant after shares of the Company's common stock have been credited to his or her Account under subsection C above. However, the Participant may ask the Custodian to issue a stock certificate representing any or all of the shares then credited to his or her Account. Any such request must be directed to the Custodian or its agent(s). The Custodian or its agent(s) shall issue a stock certificate to the Participant promptly after it receives his or her request.
              Any such stock certificate shall be issued to the Participant in his or her own name; provided, however, that if the Participant is married, the stock certificate may be issued jointly to the Participant and his or her

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spouse, either as joint tenants with the right of survivorship or as tenants in common, as the Participant may elect.
              If the Participant has not secured a stock certificate from the Custodian and the Participant wishes to sell any shares of the Company's common stock from his or her Account through the Custodian or its agent(s), he or she will not be required to secure a stock certificate from the Custodian for the sale to be executed. However, if the sale is to be executed by person(s) other than the Custodian or its agent(s), or if the Participant has already secured a stock certificate from the Custodian for shares of the Company's common stock, then the Participant must produce the stock certificate for the sale of those shares to be executed.

Section 9.  DIVIDENDS
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              Dividends that the Company declares on shares of its common stock will be credited to each Participant's Account in proportion to the number of whole and fractional shares of such stock that are credited to the Participant's Account on the record date for the payment of such dividends. If the Participant elects to reinvest the dividends in shares of Company stock, the Custodian shall reinvest such dividends as soon as administratively possible after the Custodian receives the election at the price per share then prevailing on the New York Stock Exchange.

Section 10.  CHANGES IN SHARES OF THE COMPANY'S COMMON STOCK
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                If the shares of the Company's common stock are subdivided or combined or if the Company declares a stock dividend, the maximum number of shares of the Company's common stock which may thereafter be purchased under the Plan will be proportionately increased or decreased, as the case may be, the terms relating to the price at which such shares may be purchased and the amount of contributions necessary to purchase them will be adjusted appropriately, and such other action(s) will be taken as the Administrative Committee determines to be necessary or appropriate under the circumstances.

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Section 11.  EQUAL RIGHTS AND PRIVILEGES
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                All Participants who have purchased shares of the Company's common stock under this Plan shall have the same rights and privileges as any other holder of such shares.

Section 12.  LIMITATIONS ON TRANSFER
----------   -----------------------
                The right granted to any Participant under this Plan to purchase shares of the Company's common stock is not transferable by such individual other than by will or the laws of descent and distribution, and during the Participant's lifetime, the right to purchase shares of the Company's common stock under this Plan shall be exercisable only by him or her.

Section 13.  ADMINISTRATION OF THE PLAN
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                This Plan shall be administered by the Administrative Committee, which shall consist of at least three (3) persons from time to time appointed by the Board and serving at the pleasure of the Board. Any vacancies on the Administrative Committee, whether caused by death, resignation, removal or other reason, shall be promptly filled by the Board, but shall not affect the Administrative Committee's authority to act hereunder pending such Board action. The Administrative Committee may appoint such agent(s) as it deems necessary or appropriate to assist it with the operation and administration of the Plan.

Section 14.  EXPENSES
----------   --------
                The Company shall pay all of the Custodian's fees, and all of the administrative costs associated with a Participant's payroll-deducted investment. With respect to a Participant's strategic-timed investment, the Company may reimburse the Participant's Account for a portion of the brokerage expenses incurred in connection with the broker-dealer's purchase (but not the sale) of shares of the Company's common stock, but only if the Participant provides the Company with evidence of the strategic-timed investment. The amount

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of the reimbursement, if any, shall be determined pursuant to such guidelines as the Company may establish from time to time.

Section 15.  DESIGNATION OF CUSTODIAN
----------   ------------------------
                Subject to its right to terminate the designation at any time, the Company has designated the Custodian as the custodian, recordkeeper and transfer agent for purposes of this Plan. The Company shall also designate the broker-dealer selected for administration of the strategic-timed investments, under Section 4B above. The terms and conditions of the parties' relationship for this purpose shall be set forth in a separate written agreement between them.

Section 16.   PURCHASE OF SHARES FOLLOWING TERMINATION OF PARTICIPATION
----------    ---------------------------------------------------------
                If a Participant terminates his or her participation under this Plan, either by ceasing to make contributions to his or her Account under the Plan, under Section 4 above, or by terminating his employment or service as an Outside Director, as applicable, with the Company for any reason (including death), or resigning as a member of the Board of Directors for any reason (including death), then any contributions that are held in his or her Account as of the effective date of such termination of participation will be applied to the purchase of shares of the Company's common stock. If the termination of participation occurs between the first and fifteenth day of a calendar month, then the remaining contributions in the Participant's Account will be applied to the purchase of shares of the Company's common stock on the business day that is closest to the last day of that month or as soon as administratively possible thereafter. If the termination of participation occurs between the sixteenth and the last day of a calendar month, the remaining contributions in the Participant's Account shall be applied to the purchase of shares of Company stock on the business day that is closest to the fifteenth day of the following month or as soon as administratively possible thereafter.

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Section 17.   AMENDMENT OR TERMINATION OF PLAN
----------    --------------------------------
                A. Amendment. The Company reserves the power at any time to amend this Plan through action of its Board; provided, however, that the Company shall not have the power to amend the Plan in any manner that would increase the duties or liabilities of the Custodian or affect its fees for services required under the Plan unless the Custodian consents thereto in writing and provided, further, that any amendment is subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Terex common stock is listed and quoted.
                B. Termination. This Plan shall continue in effect until it terminates pursuant to Section 2 above.
                C. Additional Purchases of Shares and Issuance of Stock Certificates Upon Plan Termination. If the Plan is terminated for any reason, then:
                    1. a. if the Plan is terminated between the first and fifteenth day of a calendar month, any contributions that are held in any Participant's Account as of the effective date of the Plan's termination will be applied to the purchase of shares of the Company's common stock on or before the business day that is closest to the last day of that month or as soon as administratively possible thereafter; and
                         b. if the Plan is terminated between the fifteenth and
last day of a calendar month, any
contributions that are held in any Participant's Account as of the effective date of the Plan's termination will be applied to the purchase of shares of the Company's common stock on or before the business day that is closest to the fifteenth day of the following month, or as soon as administratively possible thereafter; and
                    2. the Participant shall have exclusive authority over his Account free of the rights and restrictions of this Plan.

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Section 18.  RESPONSIBILITY
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                Neither the Company, any member of the Board or Administrative
Committee, the Custodian nor any broker through whom purchases or sales of stock are executed pursuant to this Plan shall have any responsibility or liability other than liabilities arising under applicable federal or state securities laws for any act or omission to act, including, without limitation, any action taken with respect to the price, time, quantity, or other terms and conditions of the purchase of shares of the Company's common stock under the Plan. The Administrative Committee's determination as to any issue that may arise regarding the conduct or operation of the Plan shall be final.

Section 19.  DEFINITIONS
-----------  -----------
                A. "Account" means the account established by the Company under
                Section 7A of the Plan on behalf of each Participant who makes contributions under Section 4.
                B. "Administrative Committee" means the Administrative Committee appointed by the Board to administer the Plan in accordance with
                Section 13.
                C. "Base Pay" means, with respect to each Eligible Employee and for each pay period, his or her regular compensation (including commissions) earned from the Company during such period, before any deductions or withholding of income or employment taxes and exclusive of (1) overtime pay, (2) bonuses, (3) expense reimbursements and (4) any other additional compensation.
                D. "Board" means the Board of Directors of the Company, as constituted from time to time.
                E. "Company" means Terex Corporation, a Delaware corporation, and any successor to all or a major portion of its assets or business which assumes the Company's obligations under this Plan.

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                F. "Custodian" means the entity serving as custodian of the Plan on December 31, 2003, or such other bank, trust company, or other financial institution, appointed by the Administrative Committee under Section 15, that is qualified, under applicable federal and state laws, including federal and state securities laws, to serve as the custodian, recordkeeper, and transfer agent of shares of the Company's common stock under this Plan.
                G. "Eligible Employee" means any individual who is actively employed by the Company, but excluding any employee of the Company (1) who is included in a collective bargaining unit unless the relevant collective bargaining agreement with that unit specifically provides that such unit's members shall be covered by the Plan, (2) who is a leased employee [as defined in Internal Revenue Code Section 414(n)(2)], or (3) whose employment has been classified as temporary by the Company. Any individual whom the Company determines is not an Eligible Employee shall not be treated as an Eligible Employee under the Plan solely because he or she has been classified or reclassified by any governmental entity as an employee of the Company.
                H. "Outside Director" means any individual who is actively serving as a member of the Board of Directors of the Company who is not also an employee of the Company.
                I. "Participants" shall mean Eligible Employees and Outside Directors.
                J. "Plan" means the Terex Corporation Employee Stock
                Purchase Plan, as set forth in this instrument and any amendments or supplements hereto.


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